UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

_____________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2020

Allegiant Travel Company

(Exact name of registrant as specified in its charter)

Nevada		001-33166	20-4745737

(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

1201 North Town Center Drive			89144
Las Vegas,	Nevada

(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code:              (702) 851-7300
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as in Rule 405 of the Securities Act of 193 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1    Registrant’s Business and Operations
Item 1.01             Entry into a Material Definitive Agreement.

On August 5, 2020, Allegiant Travel Company (the "Company") entered into Employment Agreements with Scott Sheldon and Gregory Anderson under which each will continue to serve as executive vice president and chief operating officer (Mr. Sheldon) or chief financial officer (Mr. Anderson) of the Company.  The Employment Agreements have a three-year term expiring on July 31, 2023. Under the Employment Agreements, each of Mr. Sheldon and Mr. Anderson will receive total annual compensation equal to their level of compensation in 2019 but more than 88 percent of their compensation will be in the form of stock grants. Under the Employment Agreements, each of Mr. Sheldon and Mr. Anderson will receive a base salary of $260,000 per year. Under the Employment Agreement and related equity grant agreement, Mr. Sheldon will receive an equity grant of 18,300 shares of restricted stock granted coincident with the execution of the agreement plus additional shares upon the first and second anniversaries of the Employment Agreement with a grant date value of $2,100,000 on each anniversary provided Mr. Sheldon’s employment continues at that time. Under the Employment Agreement and related equity grant agreement, Mr. Anderson will receive an equity grant of 17,400 shares of restricted stock granted coincident with the execution of the agreement plus additional shares upon the first and second anniversaries of the Employment Agreement with a grant date value of $1,975,000 on each anniversary provided Mr. Anderson’s employment continues at that time.  Each of these grants of restricted stock will vest over a three-year period subject to acceleration upon death, disability, termination of employment without cause, upon a resignation with good reason or upon a change in control. Upon Mr. Sheldon’s or Mr. Anderson’s termination of employment without cause or upon a resignation for good reason, Mr. Sheldon or Mr. Anderson (as applicable) will continue to receive his base salary and benefits through the end of the three-year term of the Agreement but in no event less than six months. If Mr. Sheldon or Mr. Anderson remains in the employ of the Company at such time as the CARES Act executive compensation limits no longer apply to the Company, he will be granted another 10,000 shares of restricted stock which would vest one year later.  All compensation payable to Mr. Sheldon and Mr. Anderson under the Agreement is subject to the limitations on executive compensation under the CARES Act so long as those restrictions continue to apply to the Company. Each of Mr. Sheldon and Mr. Anderson has agreed to a noncompete and nonsolicitation of business partners and employees during the term of his Employment Agreement and for a one-year period thereafter.

Section 5    Corporate Governance and Management
Item 5.07    Submission of Matters to a Vote of Security Holders.
The 2020 Annual Meeting of Stockholders of the Company was held on August 4, 2020. The following proposals were voted on with the results indicated below:

1.	Election of a Board of Directors of six members to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected or appointed.

	Votes For	Votes Withheld	Abstain
Maurice J. Gallagher, Jr.	13,729,613	209,004	6,487
Montie Brewer	12,029,418	1,907,396	8,290
Gary Ellmer	11,755,284	2,181,762	8.058
Ponder Harrison	13,819,703	116,228	9,173
Linda A. Marvin	13,554,243	383,053	7,808
Charles Pollard	13,745,498	191,235	8,371
John Redmond	13,470,189	467,552	7,363

There were 956,599 broker non-votes with respect to the election of Directors.

2.	Advisory vote approving executive compensation (proposal approved):

Votes For:	13,491,935
Votes Against:	443,394
Votes Abstaining:	9,775
Broker Non-votes:	956,599

3.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 (proposal ratified):

Votes For:	14,852,036
Votes Against:	14,935
Votes Abstaining:	34,732
Broker Non-votes:	None

4.	Stockholder proposal regarding percentage of shareholders to call special meeting (proposal rejected):

Votes For:	2,618,320
Votes Against:	11,313,947
Votes Abstaining:	12,837
Broker Non-votes:	956,599

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Allegiant Travel Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2020	ALLEGIANT TRAVEL COMPANY

	By:	/s/ Gregory C. Anderson
	Name:	Gregory C. Anderson
	Title:	Chief Financial Officer

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